EXHIBIT 32.1

CERTIFICATIONS OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Harout Semerjian, Chief Executive Officer of GlycoMimetics, Inc. (the “Company”), and Brian M. Hahn, Chief Financial Officer and Senior Vice President of the Company, each hereby certifies that, to the best of his knowledge:

1.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.

The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company as of the end of the period covered by the Annual Report and results of operations of the Company for the periods covered by the Annual Report.

In Witness Whereof, the undersigned have set their hands hereto as of the 27th day of March 2024.

/s/ Harout Semerjian	/s/ Brian M. Hahn
Harout Semerjian	Brian M. Hahn
President & Chief Executive Officer	Chief Financial Officer and Senior Vice President

*

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of GlycoMimetics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.